Exhibit 10.1

Amendment No. 2 to the
Selective Insurance Group, Inc.
Stock Purchase Plan for Independent Insurance Agencies

The Selective Insurance Group, Inc. Stock Purchase Plan for Independent Insurance Agencies, is amended as follows:

1.	The third, fourth, and fifth sentences of Section 2(a) shall be deleted in their entirety.

2.	The last sentence of Section 2(e) shall be deleted in its entirety and replaced with the following:

An Eligible Person may similarly re-enroll in the Plan, provided the Eligible Person complied with the enrollment procedures set forth in the Plan.

3.	Except as set forth in this Amendment No. 2, the Agent Plan shall remain in full force and effect.